Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

November 25, 2019

Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, NY, 10016

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel for Bristol-Myers Squibb Company, a Delaware corporation (the “Registrant”), in connection with the filing and preparation by the Registrant of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Registrant of (A) (i), up to 120,107,152 shares of the Registrant’s common stock, par value $0.10 per share (“Common Stock”), and (ii) up to 14,215,025 Contingent Value Rights (“CVRs”), issuable from to time to holders of certain options, restricted stock units, performance stock units, and restricted stock awards granted under the Bristol-Myers Squibb Company 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2017 Stock Incentive Plan) and the Bristol-Myers Squibb Company 2014 Equity Incentive Plan (F/K/A Celgene Corporation 2014 Equity Incentive Plan) (collectively, “Plans”), which were converted pursuant to that certain Agreement and Plan of Merger, dated as of January 2, 2019 (“Merger Agreement”), among the Registrant, Burgundy Merger Sub, Inc., a wholly-owned subsidiary of the Registrant and Celgene Corporation (“Celgene”); and (B) up to 29,480,861 shares of the Registrant’s Common Stock, issuable from to time in respect of shares of Celgene common stock that were issuable under the Plans as of the date hereof, which Plans were assumed by the Registrant in accordance with the terms of the Merger Agreement.

In connection with the issuance of the CVRs, the Registrant has entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, as trustee (“Trustee”). Shares of Common Stock, when issued in accordance with the Merger Agreement and the Plans, are referred to herein as the “Merger Shares,” and the issuance of the Merger Shares is referred to herein as the “Merger Share Issuance.” The CVRs, when issued in accordance with the Merger Agreement, the CVR Agreement and the Plans, are referred to herein as the “Merger CVRs,” the issuance of the Merger CVRs is referred to herein as the “Merger CVR Issuance,” and the Merger CVR Issuance together with the Merger Share Issuance is collectively referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement, (ii) the CVR Agreement (including the form of the certificates representing the CVRs appended thereto), (iii) the certificate of merger filed with the Secretary of State of the State of Delaware prior to the Issuance, (iv) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Registrant, as amended through the date hereof, (v) the Amended and Restated Bylaws (the “Bylaws”) of the Registrant, as amended through the date hereof, (vi) resolutions of the board of directors of the Registrant with respect to the Issuance (the “Resolutions”), and (vii) the Plans.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Registrant) and that the CVR Agreement constitutes a valid, binding and enforceable agreement of each party thereto (other than as expressly covered below in respect of the Registrant). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Registrant and others as to factual matters.

Bristol-Myers Squibb Company November 25, 2019 Page 2

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(a) the Merger Shares have been duly authorized and when (i) the Registration Statement becomes effective under the Act, (ii) the Merger Shares are issued and delivered in accordance with the terms of the Merger Agreement and the Plans and the award agreements thereunder, and as contemplated by the Registration Statement, and (iii) the Registrant receives any applicable consideration required to be paid therefor, including payment of the applicable exercise price for any options, the Merger Shares will be validly issued, fully paid and nonassessable; and

 (b) when (i) the Registration Statement becomes effective under the Act, and (ii) the Merger CVRs are issued and delivered in accordance with the terms of the Merger Agreement, the CVR Agreement and the Plans and as contemplated by the Registration Statement, the Merger CVRs will constitute binding obligations of the Registrant.

Our opinion in paragraph (b) is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice is limited to the Delaware General Corporation Law and the laws of the State of New York. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

We have relied without independent investigation upon, among other things, an assurance from the Registrant that the number of shares of Common Stock which the Registrant is authorized to issue under the Charter exceeds the number of shares of Common Stock outstanding and the number of shares of Common Stock that the Registrant is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances under the Merger Agreement and the Plans by at least the maximum number of shares of Common Stock that may be issued pursuant to the Merger Agreement and the number of shares of Common Stock that may be issued under the Plans and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that certificates, if any, representing the Merger Shares and the Merger CVRs will be properly executed and delivered and that all other actions appropriate for the issuances of such Merger Shares and the Merger CVRs, including authentication by the Trustee, if applicable, are taken. Our opinion assumes that the Registration Statement will become effective under the Act before any shares of Common Stock and CVRs covered by such Registration Statement are issued or sold.

Bristol-Myers Squibb Company November 25, 2019 Page 3
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP